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                                                                   EXHIBIT 23.10



                                     CONSENT


         The undersigned hereby consents to the reference to his name in the prospectus forming a part of this registration statement on Form SB-2 of LORECOM Technologies, Inc. and all amendments thereto, and consents to serve as a director of LORECOM Technologies, Inc. if the acquisitions described in the prospectus and all transactions related thereto, are consummated.



                                                /s/ Wesley E. Cantrell
                                                ------------------------------
                                                Wesley E. Cantrell

June 21, 1999